As filed with the Securities and Exchange Commission on March 17, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN REPROGRAPHICS COMPANY
(Exact Name of Registrant as specified in its charter)

Delaware	7334	20-1700361
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
700 North Central Avenue, Suite 550
Glendale, California 91203
(818) 500-0225
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Sathiyamurthy Chandramohan
Chief Executive Officer
American Reprographics Company
700 North Central Avenue, Suite 550, Glendale, California 91203
(818) 500-0225
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

WITH COPIES TO:

Teresa V. Pahl Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP 333 Market Street, Suite 2100 San Francisco, California 94105 (415) 777-3200	Brett Cooper Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 (415) 773-5700

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      The Registrant and the additional Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered	Share(1)	Price(1)	Registration Fee

Common Stock	7,000,000 shares	$32.44	$227,080,000	$24,298

(1)	This price is estimated in accordance with Rule 457(c), solely for the purpose of calculating the registration fee, and is based on the average of the high and low prices of the common stock on March 10, 2006, as reported on the New York Stock Exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2006
Prospectus
7,000,000 Shares
Common Stock
Certain stockholders named in this prospectus or in any supplement to this prospectus may sell up to 7,000,000 shares of common stock from time to time. In the prospectus supplement relating to such sales, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling. We will not receive any proceeds from the sale of common stock by the selling stockholders.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. We urge you to read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.
Our common stock trades on the New York Stock Exchange under the symbol “ARP.” On March 15, 2006, the last reported sales price of a share of our common stock was $34.80.
Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

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About this prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s shelf registration process. Under this shelf registration process, certain stockholders named in this prospectus or in any supplement to this prospectus may sell up to 7,000,000 shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may sell. Each time the selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where you can find more information” and “Certain documents incorporated by reference.”
In this prospectus we use the terms “American Reprographics,” “we,” “us,” “our,” and “our company” and similar phrases to refer to American Reprographics Company, a Delaware corporation, and its consolidated subsidiaries.
American Reprographics Company
We are the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction industry, or AEC industry. We also provide these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, that also require sophisticated document management services. Reprographics services typically encompass the digital management and reproduction of construction documents or other graphics-related material and the corresponding finishing and distribution services. The business-to-business services we provide to our customers include document management, document distribution and logistics, print-on-demand and a combination of these services in our customers’ offices as on-site services. We provide our core services through our suite of reprographics technology products, a national network of approximately 200 locally branded reprographics service centers, and approximately 2,300 facilities management programs at our customers’ locations throughout the country. We also sell reprographics equipment and supplies to complement our full range of service offerings. In further support of our core services, we license our suite of reprographics technology products, including our flagship internet-based application, PlanWell, to independent reprographers. We also operate PEiR (Profit and Education in Reprographics) through which we charge membership fees and provide purchasing, technology and educational benefits to other reprographers, while promoting our reprographics technology as the industry standard. Our services are critical to our customers because they shorten their document processing and distribution time, improve the quality of their document information management, and provide a secure, controlled document management environment.
Our main office is located at 700 North Central Avenue, Suite 550, Glendale, California 91203 and our telephone number is (818) 500-0225.

Risk factors
Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth under the heading “Risk factors” in the applicable supplement to this prospectus and in our periodic reports filed with the SEC before investing in any securities that may be offered.
Forward-looking statements
Some statements and disclosures in this prospectus, including the documents incorporated by reference, are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.
There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, including the documents incorporated by reference. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in, or incorporated by reference into, this prospectus, including the factors described in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and any related prospectus supplement. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances. Presently known risk factors include, but are not limited to, the following factors:

•	general economic conditions and a downturn in the architectural, engineering and construction industry;

•	competition in our industry and innovation by our competitors;

•	our failure to anticipate and adapt to future changes in our industry;

•	uncertainty regarding our product and service innovations;

•	the inability to charge for our value-added services to offset potential declines in print volumes;

•	adverse developments affecting the State of California, including general and local economic conditions, macroeconomic trends, and natural disasters;

•	our inability to successfully identify potential acquisitions, manage our acquisitions or open new branches;

•	our inability to successfully monitor and manage the business operations of our subsidiaries and uncertainty regarding the effectiveness of financial and management policies and procedures we established to improve accounting controls;

•	adverse developments concerning our relationships with certain key vendors;

•	our inability to adequately protect our intellectual property and litigation regarding intellectual property;

•	acts of terrorism, violence, war, natural disaster or other circumstances that cause damage or disruption to us, our facilities, our technology centers, our vendors or our customers;

•	the loss of key personnel or qualified technical staff;

•	the potential write-down of goodwill or other intangible assets we have recorded in connection with our acquisitions;

•	the availability of cash to operate and expand our business as planned and to service our debt;

•	the increased expenses and administrative workload associated with being a public company;

•	failure to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud; and

•	potential environmental liabilities.
All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

Use of proceeds
We are registering the shares of our common stock offered by this prospectus and the applicable prospectus supplement for the account of the selling stockholders identified in the section of this prospectus and the applicable prospectus supplement entitled “Selling Stockholders”. All of the net proceeds from the sale of our common stock by this prospectus and the applicable prospectus supplement will go to the selling stockholders who offer and sell their shares of our common stock. We will not receive any part of the proceeds from the sale of these shares.
Selling stockholders
This prospectus covers the offering for resale of up to:

•	5,000,000 shares of common stock held by ARC Acquisition Co., L.L.C. and related entities, which were issued on February 3, 2005 in exchange for ownership units in our predecessor. The units were originally acquired in April 2000 from certain unitholders of our predecessor company. Such shares are currently held by such purchasers, and their transferees.

•	2,000,000 shares of common stock held by Micro Device, Inc., OCB Reprographics, Inc., Brownies Blueprint, Inc. and Dietrich-Post Company, which were issued on February 3, 2005 in exchange for ownership units in our predecessor. The units were originally issued in connection with the acquisition of these businesses, all of which occurred in November 1997. Such shares are currently held by such companies.
The applicable prospectus supplement will set forth, with respect to each selling stockholder:

•	the name of the selling stockholder;

•	the nature of the position, office or other material relationship which the selling stockholder will have had within the prior three years with us or any of our affiliates;

•	the number of shares of common stock owned by the selling stockholder prior to the offering;

•	the number of shares of common stock to be offered for the selling stockholder’s account; and

•	the amount and (if one percent or more) the percentage of shares of common stock to be owned by the selling stockholder after the completion of the offering.
Pursuant to our agreements with certain of the selling stockholders, all expenses incurred, excluding underwriting discounts and commissions, in connection with the registration of the shares of common stock owned by the selling stockholders named above, other than OCB Reprographics, Inc., will be borne by us. OCB Reprographics will bear its pro-rata share of such expenses.
Additional selling stockholders may be identified by prospectus supplement.

Description of common stock and preferred stock
Our authorized capital stock consists of 150 million shares of common stock, $.001 par value per share, and 25 million shares of undesignated preferred stock, $.001 par value per share. As of March 1, 2006, 44,625,815 shares of common stock were issued and outstanding, and no shares of our preferred stock were outstanding.
The following description of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of our capital stock contained in our amended and restated certificate of incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Reference is made to such exhibit for a detailed description of the provisions thereof summarized below.
Common stock
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. The outstanding shares of common stock are, and any shares of common stock to be issued pursuant to this prospectus will be, fully paid and non-assessable.
Preferred stock
The board of directors has the authority, without further action by the stockholders, to issue up to 25 million shares of preferred stock, $.001 par value, in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges, and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.
Certain effects of authorized but unissued stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.
The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares in a strategic transaction to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.
Registration rights agreement
As of March 1, 2006, holders of 20,483,627 shares of common stock are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in a registration rights agreement and are described below.
Demand Registrations. The holders of a majority of the registrable securities held by ARC Acquisition Co., L.L.C. and the holders of a majority of the registrable securities held by Messrs. Chandramohan and Suriyakumar (or entities in which they control a majority of the voting shares) are each entitled (as a group) to request up to two registrations on Form S-1 or similar long-form registration statements, respectively, and two short-form registrations on Form S-2, S-3 or any similar short-form registration statements, respectively. The holders of a majority of all other registrable securities under this agreement are entitled to request one short-form registration.
Piggyback Rights. The holders of registrable securities other than those originally requesting registration pursuant to a demand registration can request to participate in, or “piggyback” on, any demand registration.
Piggyback Registrations. If we propose to register any of our equity securities under the Securities Act (other than pursuant to a demand registration of registrable securities or a registration on Form S-4 or Form S-8) for us or for holders of securities other than the registrable securities, we will offer the holders of registrable securities the opportunity to register their registrable securities.
Conditions and Limitations; Expenses. The registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under specified circumstances. We will pay the registration expenses of the holders of registrable securities in demand registrations and piggyback registrations in connection with the registration rights agreement.
Delaware anti-takeover law and charter and bylaw provisions
Provisions of Delaware law and our charter documents could make the acquisition of our company and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate with it first. We believe that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
Section 203. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, subject to exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders.
Special Stockholder Meetings. Our amended and restated certificate of incorporation provides that special meetings of the stockholders for any purpose or purposes, unless required by law, may only be called by the board of directors, the chairman of the board, if any, the chief executive officer or the president. This limitation on the ability to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board with respect to unsolicited takeover bids. In addition, the limited ability to call a special meeting of stockholders may make it more difficult to change the existing board and management.
Board of Directors. Subject to the rights of the holders of any outstanding series of preferred stock, our amended and restated certificate of incorporation authorizes only the board of directors to fill vacancies, including newly created directorships. Our amended and restated certificate of incorporation also provides that directors may be removed by stockholders only by affirmative vote of holders of two-thirds of the outstanding shares of voting stock.
Supermajority Vote to Amend Charter and Bylaws. Our amended and restated certificate of incorporation and amended and restated bylaws each provide that our bylaws may be amended by our stockholders only with a two-thirds vote of the outstanding shares. In addition, our amended and restated certificate of incorporation provides that its provisions related to, among other things, limitation of director liability and indemnification may only be amended by a two-thirds vote of the outstanding shares.
No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that, after this offering, stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. The amended and restated bylaws provide that special meetings of stockholders can be called only by the board of directors, the chairman of the board, if any, the chief executive officer and the president. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the board of directors, the chairman of the board, if any, and the President.
Advance Notice Procedures. Our amended and restated bylaws provide for an advance notice procedure for the nomination, other than by or at the direction of our board of directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders.
Indemnification provisions
Our amended and restated certificate of incorporation limit the liability of directors to the maximum extent permitted by Delaware law. Delaware law expressly permits a corporation to provide that its directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
•  any breach of their duty of loyalty to the corporation or its stockholders;
•  acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;
•  unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•  any transaction from which the director derived an improper personal benefit.
These express limitations do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission.
The provisions of Delaware law that relate to indemnification expressly state that the rights provided by the statute are not exclusive and are in addition to any rights provided in a certificate of incorporation, bylaws, agreement or otherwise. Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers, to the maximum extent permitted by law and that we may indemnify other employees and agents. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent. We have an insurance policy that insures our directors and officers against losses, above a deductible amount, from specified types of claims. We believe that these provisions and policies will help us attract and retain qualified persons.
The limited liability and indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and any related indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder’s investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, employees, and agents under our restated certificate of incorporation or any related indemnification agreements we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Transfer agent and registrar
The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Plan of distribution
The selling stockholders may sell the common stock:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.
We will describe in a prospectus supplement, the particular terms of the offering of the common stock, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds the selling stockholders will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other information we think is important.
If the selling stockholders use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
The selling stockholders may sell offered securities through agents designated by the selling stockholders. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
The selling stockholders also may sell offered securities directly. In this case, no underwriters or agents would be involved.
The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.
If so, the third parties may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus.
Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the Securities Act of 1933, as amended, or Securities Act, and any discounts or commissions received by them from the selling stockholders and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. In compliance with the guidelines of the NASD, the maximum commission or discount to be received by any NASD member of independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to a prospectus supplement.
Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.
We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Validity of the securities
The validity of the shares of common stock will be passed upon for American Reprographics Company by Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP, San Francisco, California.
Experts
The consolidated financial statements incorporated in this prospectus by reference from American Reprographics Company’s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Where you can find more information
We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580 Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also obtain information about us at our Internet website at http://www.e-arc.com. However, the information on our website does not constitute a part of this prospectus.

Certain documents incorporated by reference
In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. Notwithstanding this statement, however, you may rely on information that has been filed at the time you made your investment decision. We incorporate by reference the documents listed below:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b) Our Current Reports on Form 8-K filed January 11, 2006, January 12, 2006, February 2, 2006 and March 2, 2006; and

(c) The description of our common stock that is contained in the registration statement on Form 8-A filed on January 13, 2005 (File No. 001-32407) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of any offering made hereby.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
American Reprographics Company
1981 N. Broadway, Suite 385
Walnut Creek, California 94596
Attention: Investor Relations
Telephone: 1-925-945-5100
You should rely only on the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated herein by reference, is accurate as of any date other than that on the front of the document. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Part II
Information not required in the prospectus
Item 14.      Other expenses of issuance and distribution.
The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. All of the amounts shown are estimates except the registration fee.

SEC registration fee	$24,298
NASD filing fee	23,208
Legal fees and expenses	275,000
Accounting fees and expenses	80,000
Financial printers fees and expenses	20,000
Transfer agent fees and expenses	10,000
Miscellaneous expenses	17,494

Total	$450,000

Item 15.      Indemnification of directors and officers.
Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully and negligently approves an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.
Article VI of the registrant’s Amended and Restated Certificate of Incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. The registrant’s Bylaws provide that it may indemnify any person who is or was a director, officer or employee of the registrant to the fullest extent permitted by Delaware law. The indemnification provisions contained in the registrant’s Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement or vote of stockholders or disinterested directors or otherwise.
The registrant has entered, and will enter, into indemnification agreements with each officer and director which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance. The indemnification agreements may require the registrant, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain officers’ and directors’ insurance if available on reasonable terms.
Item 16.      Exhibits.

Exhibit
Number	Exhibit

1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 2004).
4.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 2004).
4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/ A (Reg. No. 333-119788), as amended on January 13, 2005).
5.1	Opinion of Hanson, Bridgett, Marcus, Vlahos & Rudy LLP.
23.1	Consent of Pricewaterhouse Coopers LLP.
23.2	Consent of Hanson, Bridgett, Marcus, Vlahos & Rudy LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on page II-6).

* To be filed by amendment or Form 8-K.
Item 17.      Undertakings.
(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which as registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that,

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue
(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on March 17, 2006.

AMERICAN REPROGRAPHICS COMPANY

By:	/s/ Sathiyamurthy Chandramohan

Sathiyamurthy Chandramohan
Chief Executive Officer
Power of attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Sathiyamurthy Chandramohan, Kumarakulasingam Suriyakumar and Mark W. Legg, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933 (a “462 Registration Statement”) and any and all amendments (including post-effective amendments) to any such 462 Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sathiyamurthy Chandramohan Sathiyamurthy Chandramohan	Chief Executive Officer; Chairman of the Board of Directors (Principal Executive Officer)	March 17, 2006

/s/ Kumarakulasingam Suriyakumar Kumarakulasingam Suriyakumar	President; Chief Operating Officer; Director	March 17, 2006

/s/ Mark W. Legg Mark W. Legg	Chief Financial Officer; Secretary (Principal Financial Officer and Principal Accounting Officer)	March 17, 2006

Signature	Title	Date

/s/ Thomas J. Formolo Thomas J. Formolo	Director	March 17, 2006

/s/ Manuel Perez de la Mesa Manuel Perez de la Mesa	Director	March 17, 2006

/s/ Edward D. Horowitz Edward D. Horowitz	Director	March 17, 2006

/s/ Mark W. Mealy Mark W. Mealy	Director	March 17, 2006

/s/ Dewitt Kerry McCluggage Dewitt Kerry McCluggage	Director	March 17, 2006

Index to exhibits

Exhibit
Number	Exhibit

1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 2004).
4.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 2004).
4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/ A (Reg. No. 333-119788), as amended on January 13, 2005).
5.1	Opinion of Hanson, Bridgett, Marcus, Vlahos & Rudy LLP.
23.1	Consent of Pricewaterhouse Coopers LLP.
23.2	Consent of Hanson, Bridgett, Marcus, Vlahos & Rudy LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on page II-6).

* To be filed by amendment or Form 8-K.